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As filed with the Securities and Exchange Commission on November 10, 2014

Registration No. 333-198817

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sky Solar Holdings, Ltd.
(Exact name of registrant as specified in its charter)
 Not Applicable
(Translation of registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	4931 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Suite 1604, 9 Queen's Road, Central
Hong Kong Special Administrative Region
People's Republic of China
+852 2107 3188
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
+1 302 738 6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Shuang Zhao, Esq. Shearman & Sterling LLP c/o 12th Floor, Gloucester Tower 15 Queen's Road Central Hong Kong +852 2978 8002	Jonathan Zonis, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 +1 (212) 878-3250

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount of Shares to be Registered(1)(3)	Proposed Maximum Aggregate Offering Price per Share(1)(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Ordinary shares, nominal value US$0.0001 per share	55,200,000	US$1.00	US$55,200,000	US$21,304.50(4)

(1)
Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purposes of sales outside of the United States. Also includes 7,200,000 ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional ADSs.

(2)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-199512). Each American depositary share represents eight ordinary shares.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(4)
All of which has been previously paid.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

 EXPLANATORY NOTE

        Sky Solar Holdings, Ltd. has prepared this Amendment No. 5 to the Registration Statement on Form F-1 (File No. 333-198817) for the purpose of re-filing Exhibits 10.11 and 10.12 to the Registration Statement. This Amendment No. 5 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our first amended and restated memorandum and articles of association, which will become effective upon the completion of this offering, will provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or willful default.

        Under the form of indemnification agreements filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

        The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities

        During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser or Grantee	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission
Sharon Pierson(1)	August 19, 2013	1	Nominal Value	N/A

(1)
Ms. Pierson transferred her share to Sky Power Group Ltd. on August 19, 2013 on the same day.

Item 8.    Exhibits and Financial Statement Schedules

(a)
Exhibits

        See Exhibit Index on page II-5 of this registration statement.

(b)
Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (4)   For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong Special Administrative Region, People's Republic of China, on November 10, 2014.

SKY SOLAR HOLDINGS, LTD.
By:	/s/ AMY (YI) ZHANG
	Name:	Amy (Yi) Zhang
	Title:	Chief executive officer and director

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 10, 2014.

Signature		Title

* Weili Su		Executive chairman of the board of directors
* Amy (Yi) Zhang		Chief executive officer and director (principal executive officer)
* Andrew (Jianmin) Wang		Chief Financial Officer and Secretary of the Board (principal financial and accounting officer)
* Xiaoguang Duan		Director
* Dr. Hao Wu		Director
* Dongliang Lin		Director
By:	/s/ AMY (YI) ZHANG Name: Amy (Yi) Zhang Attorney-in-fact

 SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

        Under the Securities Act, the undersigned, the duly authorized representative in the United States of Sky Solar Holdings, Ltd., has signed this registration statement or amendment thereto in Newark, Delaware, on November 10, 2014.

AUTHORIZED U.S. REPRESENTATIVE
By:	/s/ DONALD J. PUGLISI Donald J. Puglisi, Managing Director Puglisi & Associates

Sky Solar Holdings, Ltd.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum of Association and Articles of Association of the Registrant, as currently in effect
3.2†	Form of Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering)
4.1†	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2†	Registrant's Specimen Certificate for Ordinary Shares
4.3†	Form of Deposit Agreement, among the Registrant, the Depositary and holders of the American Depositary Receipts
5.1†	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of Shearman & Sterling LLP regarding certain U.S. federal income tax matters
8.3†	Opinion of Dacheng Law Offices regarding certain PRC tax matters
10.1†	2009 Stock Incentive Plan
10.2†	2014 Equity Incentive Plan
10.3†	Form of Employment Agreement with the Registrants' executive officers
10.4†	Form of Indemnification Agreement with the Registrants' directors
10.5†	Trademark License Agreement dated September 3, 2013
10.6†	Trademark License Agreement dated September 6, 2013
10.7†	Translation of Deed of Non-competition and Right of First Refusal dated September 15, 2014
10.8†	Registration Rights Agreement between Sky Solar Holdings, Ltd., IDG-ACCEL China Capital L.P., IDG-ACCEL China Capital Investors L.P., CES Holdings Ltd., Sino-Century HX Investments Limited and Permal Select Opportunities Ltd. dated October 13, 2014
10.9†	Registration Rights Agreement between Sky Solar Holdings, Ltd. and Solar Partnership Capital II Ltd. dated October 10, 2014
10.10†	Translation of Amendment to Deed of Non-competition and Right of First Refusal dated October 22, 2014
10.11	Share Exchange Agreement dated September 12, 2013
10.12	Novation Agreement dated September 12, 2013
21.1†	Subsidiaries of the Registrant
23.1†	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm
23.2†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3†	Consent of Shearman & Sterling LLP (included in Exhibit 8.2)

Exhibit Number	Description of Document
23.4†	Consent of Dacheng Law Offices
23.5†	Consent of Ioannis K. Violaris
23.6†	Consent of Hayabusa Asuka Law Offices
23.7†	Consent of Ivelina Stoyanova
23.8†	Consent of Fogler, Rubinoff LLP
23.9†	Consent of Cubillos Evans Abogados
23.10†	Consent of Wilson & Partners, s.r.o.
23.11†	Consent of C.P. Christodoulo & Co. Ltd., an independent registered public accounting firm
23.12†	Consent of Conyers Dill & Pearman
24.1†	Powers of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics of the Registrant
99.2†	Opinion of Dacheng Law Offices regarding certain PRC legal matters (included in Exhibit 8.3)
99.3†	Consent of NPD Solarbuzz

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 6. Indemnification of Directors and Officers
  Item 7. Recent Sales of Unregistered Securities
  Item 8. Exhibits and Financial Statement Schedules
  Item 9. Undertakings
SIGNATURES
SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
EXHIBIT INDEX